Exhibit 99.1

Senior Housing Properties Trust Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458-1634 (617) 796-8350 tel (617) 796-8349 fax www.snhreit.com

FOR IMMEDIATE RELEASE
Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2011 First Quarter Results

Newton, MA (April 28, 2011):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2011.

Results for the quarter ended March 31, 2011:

Funds from operations, or FFO, for the quarter ended March 31, 2011 were $62.1 million, or $0.44 per share. This compares to FFO for the quarter ended March 31, 2010 of $54.8 million, or $0.43 per share.

Net income was $31.8 million, or $0.22 per share, for the quarter ended March 31, 2011, compared to net income of $30.0 million, or $0.24 per share, for the quarter ended March 31, 2010.  Net income for the quarter ended March 31, 2011 includes a non cash impairment of assets charge of $166,000, or less than $0.01 per share, related to two properties.

The weighted average number of common shares outstanding totaled 141.9 million and 127.4 million for the quarters ended March 31, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended March 31, 2011 and 2010 appears later in this press release.

Recent Investment and Sales Activities:

Since January 1, 2011, we have acquired or entered agreements to acquire 33 properties for an aggregate purchase price of approximately $450.5 million, including the assumption of $79.0 million of mortgage debt and excluding closing costs:

•      In November 2010, we entered into a series of agreements to acquire 27 multi-tenanted medical office buildings, or MOBs, from CommonWealth REIT located in 12 states for an aggregate purchase price of approximately $470.0 million.  The properties we agreed to acquire have a current average occupancy of 95%.  In November and December 2010, we acquired 21 of these properties containing 2.1 million square

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

feet for approximately $374.1 million, excluding closing costs.  In January 2011, we acquired the remaining six properties containing 737,000 square feet for approximately $95.9 million, excluding closing costs.

•      In January 2011, we acquired a MOB located in Mendota Heights (Minneapolis), MN with 82,854 square feet.  This property is 100% leased to WuXi AppTec, a medical biotech research company, for approximately 8.2 years.  The purchase price was $14.2 million, excluding closing costs.

•      In March 2011, we agreed to acquire 20 senior living communities located in five states with an aggregate 2,111 living units (814 independent living units, 939 assisted living units, 311 Alzheimer’s care units and 47 skilled nursing beds) for approximately $304.0 million, which includes the assumption of $79.0 million of mortgage debt and excludes closing costs.  We expect to lease 15 of the 20 communities, costing approximately $211.5 million, to our taxable REIT subsidiary and our former subsidiary, Five Star Quality Care, Inc., or Five Star, will manage these 15 communities under a long term contract.  We expect to lease the remaining five communities, which will cost approximately $92.5 million, to Five Star and to add them to combination leases currently in effect between us and Five Star.  We expect to acquire these communities during the second quarter of 2011, subject to required regulatory approvals and lender approval of our assumption of mortgage debts on certain properties.

•      As of April 28, 2011, we have agreed to acquire one additional senior living facility, with 73 units, and five additional MOBs, with an aggregate of approximately 206,900 square feet, for combined purchase prices totaling approximately $36.5 million, excluding closing costs.  We expect to acquire these properties during the second quarter of 2011.  The purchase of these properties is contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

We have also entered agreements to sell six properties, including three nursing homes with 329 beds, two MOBs with an aggregate of 12,578 square feet and one former assisted living facility which is being converted to another use, for combined sales prices totaling approximately $19.6 million.  We expect the sale of these properties to occur during the second quarter of 2011.  The sale of these properties is contingent upon completion of the buyer’s diligence and other customary closing conditions; accordingly, we can provide no assurance that we will sell these properties.

Recent Financing Activities:

In January 2011, we sold $250.0 million of 4.30% senior unsecured notes due 2016, raising net proceeds of approximately $245.4 million.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding in part the acquisitions described above.

Conference Call:

On Thursday, April 28, 2011, at 1 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2011.  The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9960. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Thursday, May 5, 2011. To hear the replay, dial (800) 475-6701.  The replay pass code is: 179320.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s first quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2011 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owns 327 properties located in 37 states and Washington, D.C.  SNH is headquartered in Newton, MA.

Financial Information

(in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended March 31,
	2011	2010

Rental income	$98,077	$80,447

Expenses:
Depreciation	26,361	22,289
Property operating expenses	10,003	4,385
General and administrative	6,134	5,491
Acquisition related costs	1,113	35
Total expenses	43,611	32,200

Operating income	54,466	48,247

Interest and other income	255	257
Interest expense	(22,746)	(18,414)
Impairment of assets	(166)	-
Equity in earnings (losses) of an investee	37	(28)
Income before income tax expense	31,846	30,062
Income tax expense	(71)	(78)
Net income	$31,775	$29,984

Weighted average shares outstanding	141,855	127,380

Net income per share	$0.22	$0.24

Balance Sheet:

	At March 31, 2011	At December 31, 2010
Assets
Real estate properties	$3,873,118	$3,761,712
Less accumulated depreciation	562,609	538,872
	3,310,509	3,222,840
Cash and cash equivalents	14,810	10,866
Restricted cash	5,158	4,994
Deferred financing fees, net	17,372	16,262
Acquired real estate leases, net	72,339	63,593
Other assets	105,220	74,101
Total assets	$3,525,408	$3,392,656

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$25,000	$128,000
Senior unsecured notes, net of discount	670,410	422,880
Secured debt and capital leases	651,657	654,010
Accrued interest	16,063	14,993
Acquired real estate lease obligations, net	18,806	18,239
Other liabilities	32,554	26,557
Total liabilities	1,414,490	1,264,679
Shareholders’ equity	2,110,918	2,127,977
Total liabilities and shareholders’ equity	$3,525,408	$3,392,656

Funds from Operations

(in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) (1):

		Quarter Ended March 31,
		2011	2010

Net income		$31,775	$29,984
Add:	Depreciation expense	26,361	22,289
	Acquisition related costs	1,113	35
	Impairment of assets	166	-
	Deferred percentage rent (2)	2,700	2,500
FFO		$62,115	$54,808

Weighted average shares outstanding		141,855	127,380

FFO per share		$0.44	$0.43
Distributions declared per share		$0.37	$0.36

(1)   We compute FFO as shown above.  Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent, if any, and exclude loss on early extinguishment of debt, if any, impairment of assets, if any, and acquisition related costs, if any. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition related costs and gain or loss on sale of properties, FFO can facilitate a comparison of our operating performances during different periods.  FFO does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, other REITs may calculate FFO differently than we do.

(2)   Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•              THIS PRESS RELEASE STATES THAT WE HAVE AGREED TO ACQUIRE 20 SENIOR LIVING COMMUNITIES FOR APPROXIMATELY $304.0 MILLION, EXCLUDING CLOSING COSTS, AND THAT WE EXPECT THIS TRANSACTION TO CLOSE DURING THE SECOND QUARTER OF 2011.  THE CLOSING OF THIS PURCHASE IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF PURCHASES OF MULTIPLE LOCATION SENIOR LIVING PROPERTIES, INCLUDING VARIOUS REGULATORY AND LENDER APPROVALS.  THESE CONDITIONS MAY NOT BE SATISFIED OR MAY CAUSE THE NUMBER OF PROPERTIES AND THE PURCHASE PRICE TO CHANGE.  ALSO, THESE CONDITIONS MAY CAUSE THE CLOSING DATE TO BE CHANGED.  WE CAN PROVIDE NO ASSURANCE THAT WE WILL PURCHASE THESE PROPERTIES OR WHEN WE MAY DO SO.

•              THIS PRESS RELEASE STATES THAT WE HAVE AGREED TO ACQUIRE SIX OTHER PROPERTIES AND THAT THE ACQUISITIONS ARE EXPECTED TO OCCUR DURING THE SECOND QUARTER OF 2011.  THE PURCHASE OF THESE PROPERTIES IS CONTINGENT UPON OUR COMPLETION OF DILIGENCE AND OTHER CUSTOMARY CLOSING CONDITIONS; ACCORDINGLY, SOME OR ALL OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR.

•              THIS PRESS RELEASE STATES THAT WE EXPECT TO ENTER INTO A LONG TERM AGREEMENT WITH FIVE STAR.  THE TERMS OF THE LONG TERM AGREEMENT ARE SUBJECT TO APPROVAL BY SPECIAL COMMITTEES OF OUR BOARD OF TRUSTEES AND OF FIVE STAR’S BOARD OF DIRECTORS COMPOSED OF INDEPENDENT TRUSTEES / DIRECTORS WHO ARE NOT TRUSTEES / DIRECTORS OF BOTH PARTIES.  ACCORDINGLY, THIS MANAGEMENT AGREEMENT MAY NOT BE CONCLUDED.

•              THIS PRESS RELEASE STATES THAT WE EXPECT TO LEASE PROPERTIES TO FIVE STAR AND TO ADD THEM TO COMBINATION LEASES CURRENTLY IN EFFECT BETWEEN US AND FIVE STAR.  FIVE STAR’S ABILITY TO PAY RENT DUE UNDER ITS COMBINATION LEASES WITH US DEPENDS IN LARGE PART UPON THE SUCCESS OF ITS TOTAL BUSINESS ACTIVITIES.  THE STATEMENTS AND IMPLICATIONS IN THIS PRESS RELEASE SHOULD NOT BE CONSIDERED A GUARANTY THAT FIVE STAR WILL BE ABLE TO PAY RENT DUE TO US.

•              THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO SELL SIX PROPERTIES AND THAT WE EXPECT THE SALES TO OCCUR DURING THE SECOND QUARTER OF 2011.  THE CLOSINGS OF THESE SALES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  AS A RESULT, SOME OR ALL OF THESE SALES MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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